Exhibit 10.1

HT Investments SA LLC

221 River Street, 9th Floor

Hoboken, NJ 07030

December 23, 2020

Pareteum Corporation

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

Attention: Laura W. Thomas

Re:	Pareteum Corporation Forbearance Agreement

Dear Laura:

Reference is made to that certain Forbearance Agreement (the “Forbearance Agreement”) entered into as of November 30, 2020 between Pareteum Corporation, a Delaware corporation (the “Company”) and High Trail Investments SA LLC (“HT”). All capitalized terms used in this letter agreement, but not defined herein, have the meanings ascribed to such terms in the Forbearance Agreement.

In accordance with Section 2.03 of the Forbearance Agreement, the Forbearance Termination Date shall be the earlier to occur of: (a) December 31, 2020 (or any later date agreed to in writing by HT); (b) the occurrence of any Event of Default (other than an Existing Event of Default); and (c) the initiation of any action by the Company or any other Person to invalidate or limit the enforceability of any of the acknowledgments set forth in Article 3 of the Forbearance Agreement.

HT hereby agrees that, effective as of the date hereof, the Forbearance Termination Date shall be the earlier to occur of: (a) January 31, 2021(or any later date agreed to in writing by HT); (b) the occurrence of any Event of Default (other than an Existing Event of Default); and (c) the initiation of any action by the Company or any other Person to invalidate or limit the enforceability of any of the acknowledgments set forth in Article 3 of the Forbearance Agreement.

The Company hereby acknowledges, confirms, and agrees that following the disclosure of the subject matter hereof in a Current Report on Form 8-K filed with the Securities and Exchange Commission (which the Company agrees to file no later than 5:00 p.m. Eastern Time on December 23, 2020), all material non-public information regarding the Company or any of its subsidiaries previously disclosed to High Trail has been publicly disclosed.

If the foregoing correctly sets forth the understanding between the Company and HT, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and HT.

[Remainder of Page Left Blank; Signature Page Follows]

Very truly yours,

HIGH TRAIL INVESTMENTS SA LLC
By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory

AGREED AND ACCEPTED:

PARETEUM CORPORATION

By:	/s/ Alexander Korff
Name:	Alexander Korff
Title:	Corporate Secretary